Exhibit 99.1

URBAN OUTFITTERS, INC.

Second Quarter Results

Philadelphia, PA – August 24, 2021

For Immediate Release	Contact:	Oona McCullough
Executive Director of Investor Relations
(215) 454-4806

URBN Q2: Record Sales, Record Profits

PHILADELPHIA, PA, August 24, 2021 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands comprised of the Anthropologie, BHLDN, Free People, FP Movement, Terrain, Urban Outfitters, Nuuly and Menus & Venues brands, today announced net income of $127 million and earnings per diluted share of $1.28 for the three months ended July 31, 2021. For the six months ended July 31, 2021, net income was $181 million and earnings per diluted share were $1.82.

Due to the material impact of COVID-19 on our business operations in fiscal 2021, including mandated store closures, this release includes a comparison of fiscal 2022 results to fiscal 2020. Management views the comparison of fiscal 2022 results to fiscal 2020 as the more meaningful measurement of the Company’s business performance.

Total Company net sales for the three months ended July 31, 2021, were a record $1.16 billion. Net sales increased 20.3% compared to the three months ended July 31, 2019. Comparable Retail segment net sales increased 22%, driven by strong double-digit growth in digital channel sales, partially offset by low single-digit negative retail store sales due to reduced store traffic. By brand, comparable Retail segment net sales increased 53% at the Free People Group, 20% at Urban Outfitters and 14% at the Anthropologie Group. Total Retail segment net sales increased 24%. Wholesale segment net sales decreased 30% primarily from reducing the Free People Group’s sales to promotional wholesale customers.

For the six months ended July 31, 2021, total Company net sales increased 14.1% compared to the six months ended July 31, 2019. Comparable Retail segment net sales increased 17%, driven by strong double-digit growth in digital channel sales, partially offset by double-digit negative retail store sales due to reduced store traffic resulting from temporary store closures and occupancy restrictions in Europe and Canada. Wholesale segment net sales decreased 27% primarily from reducing the Free People Group’s sales to promotional wholesale customers.

“We’re pleased to report record second quarter sales and earnings driven by extraordinary performance at all three brands,” said Richard A. Hayne, Chief Executive Officer. “Congratulations to all Brand, Creative and Shared teams for the exceptional execution that led to a 110% increase in earnings per share over fiscal 2020,” finished Mr. Hayne.

Net sales by brand and segment for the three and six-month periods were as follows:

	Three Months Ended
	July 31,
	2021	2020	2019
Net sales by brand
Urban Outfitters	$441,616	$323,889	$355,045
Anthropologie Group	450,593	295,126	394,280
Free People Group	249,708	178,019	205,940
Menus & Venues	5,869	1,560	7,064
Nuuly (1)	9,939	4,672	—
Total Company	$1,157,725	$803,266	$962,329

	Three Months Ended
	July 31,
	2021	2020	2019
Net sales by segment
Retail Segment	$1,089,022	$757,471	$878,693
Wholesale Segment	58,764	41,123	83,636
Subscription Segment (1)	9,939	4,672	—
Total Company	$1,157,725	$803,266	$962,329

	Six Months Ended
	July 31,
	2021	2020	2019
Net sales by brand
Urban Outfitters	$791,297	$561,209	$671,851
Anthropologie Group	804,160	529,201	749,268
Free People Group	462,459	285,683	392,131
Menus & Venues	9,465	4,714	13,492
Nuuly (1)	17,759	10,942	—
Total Company	$2,085,140	$1,391,749	$1,826,742

	Six Months Ended
	July 31,
	2021	2020	2019
Net sales by segment
Retail Segment	$1,946,508	$1,318,703	$1,661,256
Wholesale Segment	120,873	62,104	165,486
Subscription Segment (1)	17,759	10,942	—
Total Company	$2,085,140	$1,391,749	$1,826,742
(1)	The Subscription segment (which is comprised of the Nuuly brand) began operations on July 30, 2019.

For the three months ended July 31, 2021, the gross profit rate increased by 478 basis points compared to the three months ended July 31, 2019. Gross profit dollars increased by $119.4 million to $435.3 million from $315.9 million in the three months ended July 31, 2019. The increase in gross profit rate was primarily due to record low second quarter merchandise markdown rates in the Retail segment and a leverage in store occupancy expense primarily due to the increased penetration of the digital channel in Retail segment net sales.  All three brands recorded lower merchandise markdown rates with the Urban Outfitters and Anthropologie brands achieving record low second quarter merchandise markdown rates. This was partially offset by a deleverage in delivery and logistics expenses. Delivery and logistics expense deleverage was primarily driven by the increased penetration of the digital channel. Logistics expense also deleveraged due to increased wages at our distribution and fulfillment centers in order to attract and retain appropriate levels of employees.

For the six months ended July 31, 2021, the gross profit rate increased by 327 basis points compared to the six months ended July 31, 2019. Gross profit dollars increased by $151.0 million to $735.9 million from $584.9 million in the six months ended July 31, 2019. The increase in gross profit rate was primarily due to record low first half merchandise markdown rates in the Retail segment and a leverage in store occupancy expense due to the increased penetration of the digital channel in Retail segment net sales.  All three brands recorded record low first half merchandise markdown rates. This was partially offset by a deleverage in delivery and logistics expenses. Delivery and logistics expense deleverage was primarily driven by the increased penetration of the digital channel. Logistics expense also deleveraged due to increased wages at our distribution and fulfillment centers in order to attract and retain appropriate levels of employees.

As of July 31, 2021, total inventory increased by $43.1 million, or 9.8%, compared to total inventory as of July 31, 2019.  The increase in inventory was due to the increase in net sales.

For the three months ended July 31, 2021, selling, general and administrative expenses increased by $31.6 million, or 13.3%, compared to the three months ended July 31, 2019, and expressed as a percentage of net sales, decreased to 23.3%

from 24.7% in the three months ended July 31, 2019. The leverage in selling, general and administrative expenses as a rate to sales was primarily related to disciplined store payroll management and overall expense control that was partially offset by a deleverage in digital marketing and creative expenses during the quarter to support the strong digital sales and customer growth. The increase in dollars was primarily driven by the increase in digital marketing and creative expenses partially offset by the reduction in direct selling expenses due to the lower retail store net sales.

For the six months ended July 31, 2021, selling, general, and administrative expense increased by $29.7 million, or 6.4%, compared to the prior year’s comparable period and expressed as a percentage of net sales, decreased to 23.8% from 25.5% in the six months ended July 31, 2019. The leverage in selling, general and administrative expenses as a rate to sales was primarily related to disciplined store payroll management and overall expense control that was partially offset by a deleverage in digital marketing and creative expenses during the period to support the strong digital sales and customer growth. The increase in dollars was primarily driven by the increase in digital marketing and creative expenses to support the overall growth of the Company partially offset by the reduction in direct selling expenses due to the lower retail store net sales.

The Company’s effective tax rate for the three months ended July 31, 2021, was 22.4% compared to 26.0% in the three months ended July 31, 2019. The Company’s effective tax rate for the six months ended July 31, 2021, was 23.8% compared to 25.2% in the six months ended July 31, 2019. The decrease in the effective tax rate for the three and six months ended July 31, 2021, was primarily due to the ratio of foreign taxable profits to global taxable profits.

Net income for the three months ended July 31, 2021, was $127 million and record second quarter earnings per diluted share were $1.28. Net income for the six months ended July 31, 2021, was $181 million and record first half earnings per diluted share were $1.82.

On August 22, 2017, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program. On June 4, 2019, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a new share repurchase program. During the six months ended July 31, 2021, the Company did not repurchase any shares. During the year ended January 31, 2021, the Company repurchased and subsequently retired 0.5 million common shares for approximately $7 million. These shares were repurchased prior to the known spread of the COVID-19 pandemic in the United States that forced the Company to close its stores for an extended period of time. As of July 31, 2021, 25.9 million common shares were remaining under the programs.

During the six months ended July 31, 2021, the Company opened a total of 28 new retail locations including: 15 Free People Group stores (including 7 FP Movement stores), 9 Urban Outfitters stores and 4 Anthropologie Group stores; and closed 6 retail locations including: 2 Free People Group stores, 2 Anthropologie Group stores, 1 Urban Outfitters store and 1 Menus & Venues restaurant. During the six months ended July 31, 2021, 1 Urban Outfitters franchisee-owned store and 1 Anthropologie Group franchisee-owned store were opened.

Urban Outfitters, Inc., offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 255 Urban Outfitters stores in the United States, Canada and Europe and websites; 239 Anthropologie Group stores in the United States, Canada and Europe, catalogs and websites; 162 Free People Group stores in the United States, Canada and Europe, catalogs and websites, 10 Menus & Venues restaurants, 2 Urban Outfitters franchisee-owned stores and 1 Anthropologie Group franchisee-owned store, as of July 31, 2021. Free People, FP Movement and Urban Outfitters wholesale sell their products through department and specialty stores worldwide, digital businesses and the Company’s Retail segment.

A conference call will be held today to discuss second quarter results and will be webcast at 5:30 pm. ET at: https://edge.media-server.com/mmc/p/di4txumm

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the impacts of public health crises such as the coronavirus (COVID-19) pandemic, overall economic and market conditions and worldwide political events and the resultant impact on consumer spending patterns, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, the effects of the implementation of the United Kingdom's withdrawal from membership in the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions and legal or regulatory changes, any effects of war, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions (including as a result of climate change) or public health crises, increases in labor costs, increases in raw material costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, response to new concepts, our ability to integrate acquisitions, risks associated with digital sales, our ability to maintain and expand our digital sales channels, any material disruptions or security breaches with respect to our technology systems, the departure of one or more key senior executives, import risks (including any shortage of transportation capacities or delays at ports), changes to U.S. and foreign trade policies (including the enactment of tariffs, border adjustment taxes or increases in duties or quotas), the closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, failure of our manufacturers and third-party vendors to comply with our social compliance program, risks related to environmental, social and governance activities, changes in our effective income tax rate, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	July 31,
	2021	2020	2019

Net sales	$1,157,725	$803,266	$962,329
Cost of sales	722,460	565,228	646,454
Gross profit	435,265	238,038	315,875
Selling, general and administrative expenses	269,412	168,619	237,814
Income from operations	165,853	69,419	78,061
Other (loss) income, net	(1,797)	(533)	3,498
Income before income taxes	164,056	68,886	81,559
Income tax expense	36,794	34,486	21,239
Net income	$127,262	$34,400	$60,320

Net income per common share:
Basic	$1.29	$0.35	$0.61
Diluted	$1.28	$0.35	$0.61

Weighted-average common shares outstanding:
Basic	98,315,441	97,778,749	99,095,562
Diluted	99,601,292	98,104,918	99,602,465

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%
Cost of sales	62.4%	70.4%	67.2%
Gross profit	37.6%	29.6%	32.8%
Selling, general and administrative expenses	23.3%	21.0%	24.7%
Income from operations	14.3%	8.6%	8.1%
Other (loss) income, net	(0.1%)	(0.0%)	0.4%
Income before income taxes	14.2%	8.6%	8.5%
Income tax expense	3.2%	4.3%	2.2%
Net income	11.0%	4.3%	6.3%

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

(unaudited)

	Six Months Ended
	July 31,
	2021	2020	2019

Net sales	$2,085,140	$1,391,749	$1,826,742
Cost of sales (excluding store impairment)	1,349,224	1,127,340	1,241,811
Store impairment	—	14,528	—
Gross profit	735,916	249,881	584,931
Selling, general and administrative expenses	496,560	379,197	466,850
Income (loss) from operations	239,356	(129,316)	118,081
Other (loss) income, net	(1,952)	(371)	6,178
Income (loss) before income taxes	237,404	(129,687)	124,259
Income tax expense (benefit)	56,595	(25,645)	31,354
Net income (loss)	$180,809	$(104,042)	$92,905

Net income (loss) per common share:
Basic	$1.84	$(1.06)	$0.91
Diluted	$1.82	$(1.06)	$0.91

Weighted-average common shares outstanding:
Basic	98,213,555	97,843,796	101,722,244
Diluted	99,463,468	97,843,796	102,427,040

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%
Cost of sales (excluding store impairment)	64.7%	81.0%	68.0%
Store impairment	—	1.0%	—
Gross profit	35.3%	18.0%	32.0%
Selling, general and administrative expenses	23.8%	27.3%	25.5%
Income (loss) from operations	11.5%	(9.3%)	6.5%
Other (loss) income, net	(0.1%)	(0.0%)	0.3%
Income (loss) before income taxes	11.4%	(9.3%)	6.8%
Income tax expense (benefit)	2.7%	(1.8%)	1.7%
Net income (loss)	8.7%	(7.5%)	5.1%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	July 31,	January 31,	July 31,	July 31,
	2021	2021	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$464,811	$395,635	$662,860	$162,018
Marketable securities	156,982	174,695	501	171,398
Accounts receivable, net of allowance for doubtful accounts of $1,302, $4,028, $4,123 and $939, respectively	94,402	89,952	60,441	95,131
Inventory	483,148	389,618	351,771	440,087
Prepaid expenses and other current assets	196,070	173,432	195,393	131,763
Total current assets	1,395,413	1,223,332	1,270,966	1,000,397
Property and equipment, net	1,047,751	967,422	889,126	867,434
Operating lease right-of-use assets	1,068,919	1,114,762	1,134,678	1,085,543
Marketable securities	113,249	123,662	9,216	78,857
Deferred income taxes and other assets	117,556	117,167	121,292	105,814
Total Assets	$3,742,888	$3,546,345	$3,425,278	$3,138,045

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$240,245	$237,386	$207,261	$181,955
Current portion of operating lease liabilities	243,338	254,703	270,326	209,072
Accrued expenses, accrued compensation and other current liabilities	462,782	414,043	293,629	235,106
Total current liabilities	946,365	906,132	771,216	626,133
Non-current portion of operating lease liabilities	1,030,212	1,074,009	1,102,250	1,090,623
Long-term debt	—	—	120,000	—
Deferred rent and other liabilities	96,891	88,846	81,219	59,885
Total Liabilities	2,073,468	2,068,987	2,074,685	1,776,641

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 98,357,090, 97,815,985, 97,779,586 and 97,965,012 shares issued and outstanding, respectively	10	10	10	10
Additional paid-in-capital	26,581	19,360	9,956	—
Retained earnings	1,655,917	1,475,108	1,369,830	1,398,681
Accumulated other comprehensive loss	(13,088)	(17,120)	(29,203)	(37,287)
Total Shareholders’ Equity	1,669,420	1,477,358	1,350,593	1,361,404
Total Liabilities and Shareholders’ Equity	$3,742,888	$3,546,345	$3,425,278	$3,138,045

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Six Months Ended
	July 31,
	2021	2020	2019
Cash flows from operating activities:
Net income (loss)	$180,809	$(104,042)	$92,905
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	51,223	53,388	55,395
Non-cash lease expense	95,097	97,655	94,173
(Benefit) provision for deferred income taxes	(1,275)	(17,074)	1,107
Share-based compensation expense	11,968	11,257	11,461
Store impairment	—	14,528	—
Loss on disposition of property and equipment, net	121	679	593
Changes in assets and liabilities:
Receivables	(4,349)	27,912	(15,032)
Inventory	(93,049)	58,002	(71,899)
Prepaid expenses and other assets	4,272	(62,170)	(23,121)
Payables, accrued expenses and other liabilities	61,586	94,196	16,009
Operating lease liabilities	(111,210)	(59,115)	(100,338)
Net cash provided by operating activities	195,193	115,216	61,253
Cash flows from investing activities:
Cash paid for property and equipment	(105,624)	(72,103)	(116,465)
Cash paid for marketable securities	(165,927)	(92,949)	(235,094)
Sales and maturities of marketable securities	148,582	383,056	320,411
Net cash (used in) provided by investing activities	(122,969)	218,004	(31,148)
Cash flows from financing activities:
Borrowings under debt	—	220,000	—
Repayments of debt	—	(100,000)	—
Proceeds from the exercise of stock options	2,816	—	974
Share repurchases related to share repurchase program	—	(7,036)	(217,421)
Share repurchases related to taxes for share-based awards	(7,562)	(3,742)	(5,429)
Net cash (used in) provided by financing activities	(4,746)	109,222	(221,876)
Effect of exchange rate changes on cash and cash equivalents	1,698	(1,421)	(4,471)
Increase (decrease) in cash and cash equivalents	69,176	441,021	(196,242)
Cash and cash equivalents at beginning of period	395,635	221,839	358,260
Cash and cash equivalents at end of period	$464,811	$662,860	$162,018